Exhibit 15.1

Awareness Letter of Independent Registered Public Accounting Firm

August 17, 2016

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005, Japan

Re: Registration Statement No. 333-209069

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated August 10, 2016 related to our review of the quarterly consolidated financial statements of Sumitomo Mitsui Financial Group, Inc. and its consolidated subsidiaries as of and for the three-month period ended June 30, 2016, prepared in conformity with accounting principles generally accepted in Japan. Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/

KPMG AZSA LLC

Tokyo, Japan